Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS
Third Quarter 2020
•Service revenue of $85.4 million
•Loss before income taxes and non-controlling interests of $(11.1) million
•Adjusted pretax loss attributable to Altisource(1) of $(1.4) million
•Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)(1) of $6.4 million

Luxembourg, October 29, 2020 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the third quarter 2020.
“We are pleased with the progress we are making in a very difficult operating environment. We increased adjusted EBITDA(1) by $8.5 million in the third quarter of 2020 compared to the second quarter of 2020, and we are implementing our 2021 operating plan that targets $250 million to $270 million of service revenue and $35 million to $43 million of adjusted EBITDA(1). Our operating plan assumes continued COVID-19 related headwinds in our default businesses throughout most of the year,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We also continue to develop and grow our customer base increasing the backlog of potential default related business which we anticipate will be available to us in late 2021 and into 2022 when we forecast that the market returns to a more normal operating environment.”
Third Quarter 2020 Highlights(2)
Financial and Corporate:
•Ended the third quarter 2020 with $67.0 million of cash and cash equivalents and $30.2 million of investment in equity securities
•Ended the third quarter 2020 with $196.6 million of net debt less investment in equity securities(1)
•On October 19, 2020, Front Yard Residential Corporation (“RESI”) announced it entered into a definitive agreement to sell the company for $13.50 per share in cash; adjusting Altisource’s investment in RESI to $13.50 per share results in a $16.4 million increase in investment in equity securities to $46.6 million compared to the amount reflected on the balance sheet as of September 30, 2020
•Subsequent to the end of the third quarter 2020, Altisource sold 1.6 million shares of RESI for net proceeds of $21.1 million and will use the net proceeds to repay a portion of its Senior Secured Term Loan
•To address lower than previously anticipated revenue from (1) the extension of foreclosure and eviction moratoriums and (2) an MSR investor’s instructions to Ocwen Financial Corporation (“Ocwen”) to move certain services to another service provider, the Company has developed an operating plan targeting 2021 adjusted EBITDA(1) margins of 14% to 16% on $250 million to $270 million of forecasted revenue

Business Highlights:
•The Company’s third quarter 2020 performance in its default related services businesses, including revenue from customers other than Ocwen, New Residential Investment Corp. (“NRZ”) and RESI, continues to be negatively impacted by COVID-19 related governmental and, in some instances, servicer measures to provide support to borrowers (i.e., foreclosure and eviction moratoriums, forbearance plans and higher unemployment benefits) as well as the transition of certain of Ocwen’s Field Services referrals on the NRZ MSRs to another service provider which began in July 2020
•Service revenue from customers other than Ocwen, NRZ and RESI was relatively flat in the third quarter of 2020 compared to the third quarter of 2019 primarily due to COVID-19 foreclosure moratoriums and forbearance programs offset by strong originations demand (year-to-date 2020 service revenue from these customers is 11% higher than the same period in 2019)
Field Services
•Field Services service revenue from customers other than Ocwen, NRZ and RESI was 34% lower in the third quarter of 2020 compared to the third quarter of 2019 primarily due to COVID-19 foreclosure moratoriums and forbearance programs (year-to-date 2020 service revenue from these customers is 17% higher than the same period in 2019)
•Finalized the work to begin receiving Field Services referrals, anticipated to begin in the first quarter of 2021, on a recently won government contract
•Notified by a top 25 non-bank servicer that it is expanding its use of Altisource’s Field Services on its FHA portfolio to an additional 29 states over the next couple of quarters
Marketplace
•Hubzu inventory from customers other than Ocwen, NRZ and RESI declined by 22% since September 30, 2019 primarily due to the COVID-19 foreclosure moratoriums and forbearance programs, with such inventory representing 45% of total Hubzu inventory as of September 30, 2020 (an increase from 31% of total inventory as of September 30, 2019)
•Hubzu service revenue from customers other than Ocwen, NRZ and RESI was 7% lower in the third quarter of 2020 compared to the third quarter of 2019 primarily due to the COVID-19 foreclosure moratoriums and forbearance programs (year-to-date 2020 service revenue from these customers is 8% higher than the same period in 2019)
•Executed a Statement of Work to expand our auction services for a top 25 servicer to include foreclosure auctions and expect to begin receiving referrals in the first quarter of 2021
Mortgage and Real Estate Solutions
•Grew Mortgage and Real Estate Solutions service revenue from customers other than Ocwen, NRZ and RESI by 17% in the third quarter of 2020 compared to the third quarter of 2019 primarily due to a growing customer base and higher origination volumes from a lower interest rate environment (year-to-date 2020 service revenue from these customers is 25% higher than the same period in 2019)
•Began providing loss mitigation services for a Top 10 servicer
Third Quarter 2020 Financial Results
Third quarter 2020 service revenue of $85.4 million was 36% lower than the third quarter 2019 primarily from COVID-19 pandemic related governmental restrictions, Ocwen’s transition of Field Services referrals associated with certain MSRs to another service provider (which began in July 2020), the reduction in the size of Ocwen’s portfolio, and NRZ’s higher percentage of home sales at the foreclosure auction (resulting in a lower percentage of foreclosures converting to real estate owned properties (“REO”), which in turn reduces our REO auction, brokerage, field services and title service revenue). Service revenue also declined from the discontinuation and exit from certain businesses resulting in a 4% decline in service revenue. These decreases were partially offset by a 30% increase in service revenue from the origination businesses in Mortgage and Real Estate Solutions from sales wins and higher origination volumes from a lower interest rate environment.
Third quarter 2020 loss from operations of $(6.8) million was lower than third quarter 2019 income from operations of $19.7 million primarily from lower revenue (as discussed above) and a $17.6 million gain on sale on the sale of business during the third quarter of 2019, partially offset by lower outside fees and services from lower referral volumes and lower selling, general and administrative expenses, which include the benefits of our COVID-19 cash cost savings measures and Project Catalyst cost reduction initiatives.
Third quarter 2020 adjusted operating income(1) of $3.7 million was lower than third quarter 2019 adjusted operating income(1) of $9.3 million primarily from the impact of revenue declines discussed above, partially offset by lower outside fees and services from lower referral volumes and lower selling, general and administrative expenses, which include the benefits of our COVID-19 cash cost savings measures and Project Catalyst cost reduction initiatives.

Third quarter 2020 loss before income taxes and non-controlling interests of $(11.1) million was lower than third quarter 2019 income before income taxes and non-controlling interests of $13.0 million primarily from lower operating income discussed above, partially offset by an unrealized gain on our investment in RESI of $0.1 million in the third quarter 2020 compared to an unrealized loss on our investment in RESI of $(2.3) million in the third quarter 2019 and lower interest expense.
Third quarter 2020 adjusted pretax loss attributable to Altisource(1) of $(1.4) million was lower than third quarter 2019 adjusted pretax income attributable to Altisource(1) of $4.4 million primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
Third quarter 2020 adjusted EBITDA(1) of $6.4 million was lower than third quarter 2019 adjusted EBITDA(1) of $12.9 million primarily from lower adjusted operating income(1) discussed above.
Third quarter 2020 net loss attributable to Altisource of $(13.2) million was lower than third quarter 2019 net income of $7.2 million primarily from lower income before income taxes and non-controlling interests discussed above, partially offset by lower income tax expense.
Third quarter 2020 adjusted net loss attributable to Altisource(1) of $(3.8) million was lower than third quarter 2019 adjusted net income attributable to Altisource(1) of $4.0 million primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by lower income tax expense.
Third quarter 2020 diluted loss per share of $(0.85) was lower than third quarter 2019 diluted earnings per share of $0.44 diluted primarily due to lower net income attributable to Altisource discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.
Third quarter 2020 adjusted diluted loss per share(1) of $(0.24) was lower than third quarter 2019 diluted earnings per share of $0.25 primarily due to lower adjusted net income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.
Third Quarter and Year-to-Date September 30, 2020 Results Compared to the Third Quarter and Year-to-Date September 30, 2019:

(in thousands, except per share data)	Third quarter 2020	Third quarter 2019	% Change	Year-to-Date Sept. 30, 2020	Year-to-Date Sept. 30, 2019	% Change
Service revenue	$85,386	$133,781	(36)	$289,570	$489,300	(41)
(Loss) income from operations	(6,814)	19,735	(135)	(28,725)	24,515	(217)
Adjusted operating income(1)	3,658	9,325	(61)	7,390	42,095	(82)
(Loss) income before income taxes and non-controlling interests	(11,140)	12,955	(186)	(54,011)	20,898	(358)
Pretax (loss) income attributable to Altisource(1)	(11,480)	12,544	(192)	(54,653)	18,807	(391)
Adjusted pretax (loss) income attributable to Altisource(1)	(1,406)	4,428	(132)	(7,004)	24,656	(128)
Adjusted EBITDA(1)	6,426	12,925	(50)	17,521	55,172	(68)
Net (loss) income attributable to Altisource	(13,237)	7,165	(285)	(59,948)	(1,863)	N/M
Adjusted net (loss) income attributable to Altisource(1)	(3,764)	3,957	(195)	(11,833)	18,855	(163)
Diluted (loss) earnings per share	(0.85)	0.44	(293)	(3.85)	(0.12)	N/M
Adjusted diluted (loss) earnings per share(1)	(0.24)	0.25	(196)	(0.76)	1.15	(166)
Cash flows (used in) provided by operating activities	(2,861)	(10,962)	74	(14,077)	22,194	(163)
Adjusted cash flows used in operating activities less additions to premises and equipment(1)	(3,897)	(11,646)	67	(16,579)	(12,025)	(38)
N/M - not meaningful.

•Third quarter 2020 and 2019 (loss) income from operations include $2.2 million and $2.8 million, respectively ($10.9 million and $9.1 million for year-to-date September 30, 2020 and 2019, respectively) of restructuring charges related to Project Catalyst. Third quarter 2020 and 2019 (loss) income from operations also include $(0.6) million and $(1.7) million, respectively ($(0.6) million and $0.3 million for year-to-date September 30, 2020 and 2019, respectively) of sales tax net accruals (reimbursements). Third quarter and year-to-date September 30, 2020 loss from operations include Pointillist losses of $2.1 million and $7.2 million, respectively (no comparable amounts in 2019) and third quarter 2020 cost savings initiatives of $0.7 million (no comparable amounts in 2019). Year-to-date September 30, 2019 income from operations includes a loss on the BRS portfolio sale of $1.8 million (no comparable amounts in 2020). Third quarter and year-to-date September 30, 2019 (loss) income from operations include a $17.6 million gain on the sale of the Financial Services business (no comparable amounts in 2020). Year-to-date September 30, 2019 income from operations includes an other asset write-off from a business exit of $0.2 million (no comparable amounts in 2020).
•Third quarter 2020 and 2019 pretax (loss) income attributable to Altisource(1) include unrealized mark-to-market gains (losses) on our equity investment in RESI of $0.1 million and $(2.3) million, respectively ($(12.4) million and $11.7 million for year-to-date September 30, 2020 and 2019, respectively).
•Third quarter 2019 net (loss) income attributable to Altisource includes $(0.9) million of certain income tax items (no comparable amount for the third quarter 2020) ($2.4 million and $12.3 million for year-to-date September 30, 2020 and 2019, respectively) related to adjustments to foreign income tax reserves and the impact of a decrease in the India and Luxembourg income tax rates on deferred tax assets.

________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.
(2)Applies to the third quarter 2020 unless otherwise indicated.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the risks and uncertainties related to pandemics, epidemics or other force majeure events, including the COVID-19 pandemic, and associated impacts to the economy, supply chain, transportation, movement of people, availability of vendors, demand for our products or services, increased costs, recommendations or restrictions imposed by governmental entities, changes in relevant business practices undertaken or imposed by our clients, vendors or regulators, impacts on contracts and client relationships and potential litigation exposure; our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K, March 31, 2020 Form 10-Q and other filings with the Securities and Exchange Commission.

Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our third quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Service revenue	$85,386	$133,781	$289,570	$489,300
Reimbursable expenses	2,810	7,213	14,495	16,484
Non-controlling interests	599	499	1,516	2,179
Total revenue	88,795	141,493	305,581	507,963
Cost of revenue	69,760	103,509	235,284	371,167
Reimbursable expenses	2,810	7,213	14,495	16,484
Gross profit	16,225	30,771	55,802	120,312
Operating expenses (income):
Selling, general and administrative expenses	20,812	25,833	73,606	104,275
Gain on sale of business	—	(17,558)	—	(17,558)
Restructuring charges	2,227	2,761	10,921	9,080

(Loss) income from operations	(6,814)	19,735	(28,725)	24,515
Other income (expense), net
Interest expense	(4,103)	(4,892)	(13,265)	(16,656)
Unrealized gain (loss) on investment in equity securities	138	(2,294)	(12,433)	11,731
Other (expense) income, net	(361)	406	412	1,308
Total other income (expense), net	(4,326)	(6,780)	(25,286)	(3,617)

(Loss) income before income taxes and non-controlling interests	(11,140)	12,955	(54,011)	20,898
Income tax provision	(1,757)	(5,379)	(5,295)	(20,670)

Net (loss) income	(12,897)	7,576	(59,306)	228
Net income attributable to non-controlling interests	(340)	(411)	(642)	(2,091)

Net (loss) income attributable to Altisource	$(13,237)	$7,165	$(59,948)	$(1,863)

(Loss) earnings per share:
Basic	$(0.85)	$0.45	$(3.85)	$(0.12)
Diluted	$(0.85)	$0.44	$(3.85)	$(0.12)

Weighted average shares outstanding:
Basic	15,637	15,897	15,578	16,133
Diluted	15,637	16,151	15,578	16,133

Comprehensive (loss) income:

Comprehensive (loss) income, net of tax	$(12,897)	$7,576	$(59,306)	$228
Comprehensive income attributable to non-controlling interests	(340)	(411)	(642)	(2,091)

Comprehensive (loss) income attributable to Altisource	$(13,237)	$7,165	$(59,948)	$(1,863)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$67,023	$82,741
Investment in equity securities	30,185	42,618
Accounts receivable, net	28,056	43,615
Prepaid expenses and other current assets	14,718	15,214
Total current assets	139,982	184,188

Premises and equipment, net	14,983	24,526
Right-of-use assets under operating leases, net	20,303	29,074
Goodwill	73,849	73,849
Intangible assets, net	49,702	61,046
Other assets	11,284	12,436

Total assets	$310,103	$385,119

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,362	$67,671
Deferred revenue	4,349	5,183
Other current liabilities	10,749	14,724
Total current liabilities	71,460	87,578

Long-term debt	288,930	287,882
Other non-current liabilities	26,291	31,016

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,646 outstanding as of September 30, 2020; 15,454 outstanding as of December 31, 2019)	25,413	25,413
Additional paid-in capital	140,225	133,669
Retained earnings	198,756	272,026
Treasury stock, at cost (9,767 shares as of September 30, 2020 and 9,959 shares as of December 31, 2019)	(442,107)	(453,934)
Altisource deficit	(77,713)	(22,826)

Non-controlling interests	1,135	1,469
Total deficit	(76,578)	(21,357)

Total liabilities and deficit	$310,103	$385,119

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2020	2019

Cash flows from operating activities:
Net (loss) income	$(59,306)	$228
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,521	14,196
Amortization of right-of-use assets under operating leases	8,107	9,145
Amortization of intangible assets	11,344	15,489
Unrealized loss (gain) on investment in equity securities	12,433	(11,731)
Share-based compensation expense	6,556	8,284
Bad debt expense	1,423	114
Amortization of debt discount	500	499
Amortization of debt issuance costs	548	552
Deferred income taxes	274	15,568
Loss on disposal of fixed assets	459	330
Gain on sale of business	—	(17,558)
Changes in operating assets and liabilities (excludes effect of sale of business):
Accounts receivable	10,136	(31,580)
Short-term investments in real estate	—	39,873
Prepaid expenses and other current assets	621	12,588
Other assets	853	(55)
Accounts payable and accrued expenses	(10,676)	(17,058)
Current and non-current operating lease liabilities	(8,518)	(9,713)
Other current and non-current liabilities	(352)	(6,977)
Net cash (used in) provided by operating activities	(14,077)	22,194

Cash flows from investing activities:
Additions to premises and equipment	(2,502)	(1,204)
Proceeds received from sale of equity securities	—	7,819
Proceeds from the sale of business	3,307	38,027
Other	—	1,087
Net cash provided by investing activities	805	45,729

Cash flows from financing activities:
Repayments and repurchases of long-term debt	—	(44,820)
Proceeds from stock option exercises	—	392
Purchase of treasury shares	—	(13,397)
Distributions to non-controlling interests	(976)	(2,003)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,495)	(1,516)
Net cash used in financing activities	(2,471)	(61,344)

Net (decrease) increase in cash, cash equivalents and restricted cash	(15,743)	6,579
Cash, cash equivalents and restricted cash at the beginning of the period	86,583	64,046

Cash, cash equivalents and restricted cash at the end of the period	$70,840	$70,625

Supplemental cash flow information:
Interest paid	$12,218	$16,271
Income taxes paid, net	742	2,397
Acquisition of right-of-use assets with operating lease liabilities	1,051	5,888
Reduction of right-of-use assets from operating lease modifications or reassessments	(1,715)	(3,458)

Non-cash investing and financing activities:
Net increase in payables for purchases of premises and equipment	$60	$203

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax (loss) income attributable to Altisource, adjusted pretax (loss) income attributable to Altisource, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net (loss) income attributable to Altisource, adjusted diluted (loss) earnings per share, adjusted cash flows used in operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income from operations, (loss) income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, third quarter 2020 cost savings initiatives, loss on BRS portfolio sale, gain on sale of business, sales tax net accrual (reimbursement) and other asset write-off from business exit from (loss) income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, third quarter 2020 cost savings initiatives, unrealized gain (loss) on investment in equity securities, loss on BRS portfolio sale, gain on sale of business, sales tax net accrual (reimbursement) and other asset write-off from business exit from (loss) income before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization, share-based compensation expense, restructuring charges, Pointillist losses, third quarter 2020 cost savings initiatives, unrealized gain (loss) on investment in equity securities, loss on BRS portfolio sale, gain on sale of business, sales tax net accrual (reimbursement) and other asset write-off from business exit from net (loss) income attributable to Altisource. Adjusted net (loss) income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), third quarter 2020 cost savings initiatives (net of tax), unrealized gain (loss) on investment in equity securities (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of business (net of tax), sales tax net accrual (reimbursement) (net of tax), other asset write-off from business exit (net of tax) and certain income tax items related to adjustments to foreign income tax reserves, the impact of a decrease in the India and Luxembourg income tax rates on deferred tax assets and an India restructuring from net (loss) income attributable to Altisource. Adjusted diluted (loss) earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), third quarter 2020 cost savings initiatives (net of tax), unrealized gain (loss) on investment in equity securities (net of tax), loss on BRS portfolio sale (net of tax), gain on sale of business (net of tax), sales tax net accrual (reimbursement) (net of tax), other asset write-off from business exit (net of tax) and certain income tax related items by the weighted average number of diluted shares. Adjusted cash flows used in operating activities less additions to premises and equipment is calculated by removing the decrease in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows (used in) provided by operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

(Loss) income from operations	$(6,814)	$19,735	$(28,725)	$24,515

Intangible asset amortization expense	4,295	3,298	11,344	15,489
Share-based compensation expense	1,732	2,831	6,556	8,284
Restructuring charges	2,227	2,761	10,921	9,080
Pointillist losses	2,139	—	7,215	—
Third quarter 2020 cost savings initiatives	697	—	697	—
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(17,558)	—	(17,558)
Sales tax net accrual (reimbursement)	(618)	(1,742)	(618)	311
Other asset write-off from business exit	—	—	—	204

Adjusted operating income	$3,658	$9,325	$7,390	$42,095

(Loss) income before income taxes and non-controlling interests	$(11,140)	$12,955	$(54,011)	$20,898

Non-controlling interests	(340)	(411)	(642)	(2,091)
Pretax (loss) income attributable to Altisource	(11,480)	12,544	(54,653)	18,807
Intangible asset amortization expense	4,295	3,298	11,344	15,489
Share-based compensation expense	1,732	2,831	6,556	8,284
Restructuring charges	2,227	2,761	10,921	9,080
Pointillist losses	1,879	—	6,316	—
Third quarter 2020 cost savings initiatives	697	—	697	—
Unrealized (gain) loss on investment in equity securities	(138)	2,294	12,433	(11,731)
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(17,558)	—	(17,558)
Sales tax net accrual (reimbursement)	(618)	(1,742)	(618)	311
Other asset write-off from business exit	—	—	—	204

Adjusted pretax (loss) income attributable to Altisource	$(1,406)	$4,428	$(7,004)	$24,656

Net income (loss) attributable to Altisource	$(13,237)	$7,165	$(59,948)	$(1,863)

Income tax provision	1,757	5,379	5,295	20,670
Interest expense (net of interest income)	4,078	4,823	13,160	16,320
Depreciation and amortization	8,115	6,972	22,865	29,685
Share-based compensation	1,732	2,831	6,556	8,284
Restructuring charges	2,227	2,761	10,921	9,080
Pointillist losses	1,813	—	6,160	—
Third quarter 2020 cost savings initiatives	697	—	697	—
Unrealized (gain) loss on investment in equity securities	(138)	2,294	12,433	(11,731)
Loss on BRS portfolio sale	—	—	—	1,770
Gain on sale of business	—	(17,558)	—	(17,558)
Sales tax net accrual (reimbursement)	(618)	(1,742)	(618)	311
Other asset write-off from business exit	—	—	—	204

Adjusted EBITDA	$6,426	$12,925	$17,521	$55,172

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net (loss) income attributable to Altisource	$(13,237)	$7,165	$(59,948)	$(1,863)

Intangible asset amortization expense, net of tax	4,284	2,475	11,283	11,626
Share-based compensation expense, net of tax	1,558	2,125	5,943	6,218
Restructuring charges, net of tax	1,943	2,114	9,801	6,994
Pointillist losses, net of tax	1,879	—	6,316	—
Third quarter 2020 cost savings initiatives, net of tax	565	—	565	—
Unrealized (gain) loss on investment in equity securities, net of tax	(138)	1,722	12,433	(8,805)
Loss on BRS portfolio sale, net of tax	—	—	—	1,405
Gain on sale of business, net of tax	—	(9,427)	—	(9,427)
Sales tax net accrual (reimbursement), net of tax	(618)	(1,308)	(618)	233
Other asset write-off from business exit, net of tax	—	—	—	151
Certain income tax related items	—	(909)	2,392	12,323

Adjusted net (loss) income attributable to Altisource	$(3,764)	$3,957	$(11,833)	$18,855

Diluted (loss) earnings per share	$(0.85)	$0.44	$(3.85)	$(0.12)

Impact of using diluted share count instead of basic share count for a loss per share	—	—	—	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.27	0.15	0.72	0.71
Share-based compensation expense, net of tax, per diluted share	0.10	0.13	0.38	0.38
Restructuring charges, net of tax, per diluted share	0.12	0.13	0.63	0.43
Pointillist losses, net of tax, per diluted share	0.12	—	0.41	—
Third quarter 2020 cost savings initiatives, net of tax, per diluted share	0.04	—	0.04	—
Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	(0.01)	0.11	0.80	(0.54)
Loss on BRS portfolio sale, net of tax, per diluted share	—	—	—	0.09
Gain on sale of business, net of tax, per diluted share	—	(0.58)	—	(0.57)
Sales tax net accrual (reimbursement), net of tax, per diluted share	(0.04)	(0.08)	(0.04)	0.01
Other asset write-off from business exit, net of tax, per diluted share	—	—	—	0.01
Certain income tax related items per diluted share	—	(0.06)	0.15	0.75

Adjusted diluted (loss) earnings per share	$(0.24)	$0.25	$(0.76)	$1.15

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$4,295	$3,298	$11,344	$15,489
Tax benefit from intangible asset amortization	(11)	(823)	(61)	(3,863)
Intangible asset amortization expense, net of tax	4,284	2,475	11,283	11,626
Diluted share count	15,637	16,151	15,578	16,420

Intangible asset amortization expense, net of tax, per diluted share	$0.27	$0.15	$0.72	$0.71

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,732	$2,831	$6,556	$8,284
Tax benefit from share-based compensation expense	(174)	(706)	(613)	(2,066)
Share-based compensation expense, net of tax	1,558	2,125	5,943	6,218
Diluted share count	15,637	16,151	15,578	16,420

Share-based compensation expense, net of tax, per diluted share	$0.10	$0.13	$0.38	$0.38

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$2,227	$2,761	$10,921	$9,080
Tax benefit from restructuring charges	(284)	(647)	(1,120)	(2,086)
Restructuring charges, net of tax	1,943	2,114	9,801	6,994
Diluted share count	15,637	16,151	15,578	16,420

Restructuring charges, net of tax, per diluted share	$0.12	$0.13	$0.63	$0.43

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$1,879	$—	$6,316	$—
Tax benefit from Pointillist losses	—	—	—	—
Pointillist losses, net of tax	1,879	—	6,316	—
Diluted share count	15,637	16,151	15,578	16,420

Pointillist losses, net of tax, per diluted share	$0.12	$—	$0.41	$—

Calculation of the impact of third quarter 2020 cost savings initiatives, net of tax
Third quarter 2020 cost savings initiatives	$697	$—	$697	$—
Tax benefit from third quarter 2020 cost savings initiatives	(132)	—	(132)	—
Third quarter 2020 cost savings initiatives, net of tax	565	—	565	—
Diluted share count	15,637	16,151	15,578	16,420

Third quarter 2020 cost savings initiatives, net of tax, per diluted share	$0.04	$—	$0.04	$—

Calculation of the impact of the unrealized (gain) loss on investment in equity securities, net of tax
Unrealized (gain) loss on investment in equity securities	$(138)	$2,294	$12,433	$(11,731)
Tax (benefit) provision from the unrealized (gain) loss on investment in equity securities	—	(572)	—	2,926
Unrealized (gain) loss on investment in equity securities, net of tax	(138)	1,722	12,433	(8,805)
Diluted share count	15,637	16,151	15,578	16,420

Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	$(0.01)	$0.11	$0.80	$(0.54)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$—	$—	$—	$1,770
Tax benefit from loss on BRS portfolio sale	—	—	—	(365)
Loss on BRS portfolio sale, net of tax	—	—	—	1,405
Diluted share count	15,637	16,151	15,578	16,420

Loss on BRS portfolio sale, net of tax, per diluted share	$—	$—	$—	$0.09

Calculation of the impact of gain on sale of business, net of tax
Gain on sale of business	$—	$(17,558)	$—	$(17,558)
Tax provision from gain on sale of business	—	8,131	—	8,131
Gain on sale of business, net of tax	—	(9,427)	—	(9,427)
Diluted share count	15,637	16,151	15,578	16,420

Gain on sale of business, net of tax, per diluted share	$—	$(0.58)	$—	$(0.57)

Calculation of the impact of sales tax net accrual (reimbursement), net of tax
Sales tax net accrual (reimbursement)	$(618)	$(1,742)	$(618)	$311
Tax provision (benefit) from sales tax net accrual (reimbursement)	—	434	—	(78)
Sales tax net accrual (reimbursement), net of tax	(618)	(1,308)	(618)	233
Diluted share count	15,637	16,151	15,578	16,420

Sales tax net accrual (reimbursement), net of tax, per diluted share	$(0.04)	$(0.08)	$(0.04)	$0.01

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$—	$—	$—	$204
Tax benefit from other asset write-off from business exit	—	—	—	(53)
Other asset write-off from business exit, net of tax	—	—	—	151
Diluted share count	15,637	16,151	15,578	16,420

Other asset write-off from business exit, net of tax, per diluted share	$—	$—	$—	$0.01

Certain income tax related items resulting from:
Foreign income tax reserves/other	$—	$(909)	$1,008	$—
India income tax rate changes	—	—	1,384	—
Deferred tax adjustment (Luxembourg tax rate change)	—	—	—	12,323
Certain income tax related items	—	(909)	2,392	12,323
Diluted share count	15,637	16,151	15,578	16,420

Certain income tax related items per diluted share	$—	$(0.06)	$0.15	$0.75

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Cash flows (used in) provided by operating activities	$(2,861)	$(10,962)	$(14,077)	$22,194
Decrease in short-term investments in real estate	—	(414)	—	(39,873)
Payment of sales tax accrual	—	—	—	6,858
Adjusted cash flows used in operating activities	(2,861)	(11,376)	(14,077)	(10,821)
Less: additions to premises and equipment	(1,036)	(270)	(2,502)	(1,204)

Adjusted cash flows used in operating activities less additions to premises and equipment	$(3,897)	$(11,646)	$(16,579)	$(12,025)

	September 30, 2020	September 30, 2019

Senior secured term loan	$293,826	$294,002
Less: Cash and cash equivalents	(67,023)	(66,901)
Less: Investment in equity securities	(30,185)	(40,093)

Net debt less investment in equity securities	$196,618	$187,008

Note: Amounts may not add to the total due to rounding.